As filed with the Securities and Exchange Commission on February 6, 2004 Reg. No. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                           CLICKABLE ENTERPRISE, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                                 82-0290939
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               identification No.)

                            711 South Columbus Avenue
                             Mount Vernon, NY 10550
               (Address of principal executive offices) (Zip Code)
                ________________________________________________

                            2004 STOCK INCENTIVE PLAN
                              (Full title of plan)
                        ________________________________

                        Nicholas Cirillo, Jr., President
                           CLICKABLE ENTERPRISES, INC.
                            711 South Columbus Avenue
                             Mount Vernon, NY 10550
                     (Name and address of agent for service)

                                 (914) 699-5190
           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum       Proposed maximum
                         Amount to be          offering price        Aggregate offering     Amount of
Title of securities       Registered            per share                Price            Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock              10,000,000               $0 .05             $500,000.00         $63.25
($.001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rule 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Clickable Enterprise, Inc. on February 2, 2004.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to employees, non-employee directors and consultants under such agreements between each consultant and the registrant.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                        Nicholas Cirillo, Jr., President
                          CLICKABLE ENTERPRISES, INC.
                           711 South Columbus Avenue
                             Mount Vernon, NY 10550
                                 (914) 699-5190

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Clickable Enterprise, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002 filed with the SEC on September 12, 2003;

     (b) the Company's quarterly reports on form 10-QSB filed pursuant to
Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed in 2003;

     (c) the Company's current reports on Form 8-K filed pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed in 2003;

     (d) the Company's information statement on Form 14C filed pursuant to
Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed in 2003;

     (e) the Registrant's Form SB-2, filed on January 9, 2004, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

     (f) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officers

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Mount Vernon, State of New York, on February 5, 2004. CLICKABLE ENTERPRISES, INC.


                                     By:/s/ Nicholas Cirillo, Jr.
                                        ------------------------
                                      Nicholas Cirillo, Jr. President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

    Signature                                     Title                              Date

/s/ Nicholas Cirillo, Jr              President, CEO and Director                    February 5, 2004
------------------------
Nicholas Cirillo, Jr.


/s/ Guy Pipolo                        COO, and Director                              February 5, 2004
------------------------
Guy Pipolo


/s/ David Rodgers                     Acting CFO, Secretary and Director             February 5, 2004
------------------------
David Rodgers

                                INDEX TO EXHIBITS

   Exhibit                                                                Sequentially
     NO.                 Description                                      Numbered Pages

     4.1  2004 Stock Incentive Plan

     5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

     23.1 Consent of Accountants

     23.2 Consent of Counsel (included as part of Exhibit 5.1)